EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We  consent  to the  incorporation  by  reference  in the  Registration
Statements (Form S-8 Nos.  33-94026,  33-51234,  33-75028,  33-77684,  33-57628,
33-80581, 33-80583, 333-42775,  333-89325 and 333-89329) pertaining to the Apria
Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan, 1992 Stock Option Plan, 1992 Stock Incentive Plan, 1994 Employee Stock Purchase Plan, 1991 Management Stock Purchase Plan, Apria Healthcare Group Inc. Amended and Restated 1992 Stock Incentive Plan, Apria Healthcare Group Inc. 1991 Nonqualified Stock Option Plan, 1997 Stock Incentive Plan, 1998 Nonqualified Stock Incentive Plan and Philip L. Carter Non-Qualified Stock Option Agreement of our report dated March 11, 1998, with respect to the consolidated financial statements and schedule of Apria Healthcare Group Inc. for the year ended December 31, 1997, included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                         ERNST & YOUNG LLP


Orange County, California
March 24, 2000